                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 HUDSON HOTELS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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
                                      1997
                         ANNUAL MEETING OF SHAREHOLDERS
                                     - OF -
                           HUDSON HOTELS CORPORATION
                           ONE AIRPORT WAY, SUITE 200
                              ROCHESTER, NY 14624

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The 1997 Annual Meeting of Shareholders of Hudson Hotels Corporation (the "Company") will be held at the Inn on the Lake, 770 South Main Street, in Canandaigua, New York on May 29, 1997 at 9:30 a.m. local time, for the following purposes:

1. To elect six (6) directors for a term of one (1) year or until their successors have been elected and qualified.

2. To consider and act upon a proposal to appoint Coopers & Lybrand, LLP as the Company's independent public accountants for the year ending December 31, 1997.

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Information concerning matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

    Shareholders of record at 5:00 p.m. Eastern Standard Time, on April 15, 1997, are entitled to notice of, and to vote at, the meeting. Each shareholder, even though he or she now plans to attend the meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any shareholder present at the meeting may withdraw his or her proxy in writing and vote personally on each matter brought before the meeting.

                                          By Order of the Board of Directors
                                          Alan S. Lockwood
                                          SECRETARY

April 25, 1997

                                      1997
                         ANNUAL MEETING OF SHAREHOLDERS
                                     - OF -
                           HUDSON HOTELS CORPORATION
                           ONE AIRPORT WAY, SUITE 200
                              ROCHESTER, NY 14624

                                PROXY STATEMENT

    This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Hudson Hotels Corporation, a New York corporation having its principal offices at One Airport Way, Suite 200, Rochester, New York 14624 (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company relating to the 1997 Annual Meeting of shareholders (the "Annual Meeting") which will be held at the Inn on the Lake, in Canandaigua, New York on Thursday, May 29, 1997, at 9:30 a.m., local time, and at any and all adjournments of the Annual Meeting. The enclosed proxy, when properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to any vote at the Annual Meeting, a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the six director nominees named herein. Unless a proxy is designated as being voted against, or unless a shareholder designates that the shareholder abstains, or if no direction is made, a signed proxy will be voted FOR proposal 2 described herein. This Proxy Statement, together with the accompanying form of proxy, was mailed to shareholders on or about May 2, 1997.

    As of April 15, 1997, the record date for the Annual Meeting, there were 4,787,462 of the Company's common shares, par value $.001 per share (the "Common Shares"), issued and outstanding. Only shareholders of record on the books of the Company at the close of business on April 15, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments of the Annual Meeting. Each such shareholder is entitled to one vote for each Common Share registered in the name of the shareholder. A majority of the outstanding Common Shares represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone or telegraph. The Company has requested persons holding Common Shares in their names for others or in the names of nominees to forward soliciting material to the beneficial owners of such Common Shares and the Company will, if requested, reimburse such persons for their reasonable expenses in so doing.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth as of April 15, 1997, the name and address of each director and executive officer who owns shares of Common Stock and each other person known by the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock and the number of shares owned by all directors and officers of the Company, as a group, together with the respective percentage holdings of each such person.

                                                          AMOUNT AND NATURE OF
NAME AND ADDRESS                                          BENEFICIAL OWNERSHIP      PERCENT OF
OF BENEFICIAL OWNER                                              (1)(2)            CLASS (1)(2)
------------------------------------------------------  -------------------------  -------------

E. Anthony Wilson.....................................           1,070,250(3)            20.33%
One Airport Way, Suite 200
Rochester, New York 14624

Bruce A. Sahs.........................................             121,666(7)             2.48%
One Airport Way, Suite 200
Rochester, New York 14624

E. Margaret Adams.....................................              17,533(4)             0.36%
One Airport Way, Suite 200
Rochester, New York 14624

Christopher B. Burns..................................              20,467(5)             0.43%
One Airport Way, Suite 200
Rochester, New York 14624

Dawn M. Richenberg....................................              23,334(6)             0.49%
One Airport Way, Suite 200
Rochester, New York 14624

Alan S. Lockwood......................................              16,848(8)             0.35%
7291 Dennisport Lane
Victor, New York 14564

Ralph L. Peek.........................................             535,069(9)            11.04%
One Airport Way, Suite 200
Rochester, New York 14624

Michael Cahill........................................             175,375(10)            3.63%
1043 East 130th Drive
Thornton, Colorado 80241

Robert Fagenson.......................................              57,000(11)            1.18%
19 Rector Street
16th Floor
New York, New York 10006

John P. Buza..........................................               9,000(15)            0.19%
Seven World Trade Center
New York, New York 10048

LIVA & Co., f/b/o.....................................             499,900(12)           14.37%
The Q-Tip Trust of Jennifer L. Ansley
The Chase Manhattan Bank, N.A.
Rochester, New York

Taras Kolcio..........................................               7,334(13)            0.15%
One Airport Way, Suite 200
Rochester, New York 14624

                                                          AMOUNT AND NATURE OF
NAME AND ADDRESS                                          BENEFICIAL OWNERSHIP      PERCENT OF
OF BENEFICIAL OWNER                                              (1)(2)            CLASS (1)(2)
------------------------------------------------------  -------------------------  -------------
Richard Sands.........................................             258,607(14)             6.4%
c/o Canandaigua Wine Company, Inc.
116 Buffalo Street
Canandaigua, New York 14424

The Bond Fund for Growth..............................           1,000,000(15)           15.66%
70 Linden Oaks
Rochester, New York 14625

All directors and officers
  as a group (11 persons).............................           1,919,994(1),(2)          5),       34.55%
                                                                          (6),(7)      9),
                                                                          (10),(1         15)

------------------------

(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and investment power with respect to all shares beneficially owned.

(2) Does not give effect to 263,125 shares reserved for issuance upon the exercise of outstanding warrants issued to non-affiliates.

(3) Includes 20,000 shares in trust to Rebecca S. Wilson, Mr. Wilson's daughter. Includes 211,875 shares issuable upon exercise of outstanding warrants of the Company, which shares Mr. Wilson has the right to acquire within sixty
    (60) days. Includes 102,007 shares owned by Wilson Enterprises, L.P. and 31,875 shares issuable upon exercise of non-qualified stock options granted to Wilson Enterprises, L.P. of which Mr. Wilson is a general partner, and which option shares Mr. Wilson has the right to acquire within 60 days. Also includes an aggregate of 233,333 shares issuable upon exercise of non-qualified stock options granted to E. Anthony Wilson, which shares Mr. Wilson has the right to acquire within 60 days. Does not include 66,667 shares issuable upon exercise of the options, which shares have not yet vested.

(4) Includes an aggregate of 17,533 shares issuable upon exercise of non-qualified stock options granted to Ms. Adams, which shares Ms. Adams has the right to receive within 60 days. Does not include 1,667 shares issuable upon exercise of the options, which shares have not yet vested.

(5) Includes an aggregate of 20,467 shares issuable upon exercise of non-qualified stock options granted to Mr. Burns, which shares Mr. Burns has the right to receive within 60 days. Does not include 4333 shares issuable upon exercise of the options, which shares have not yet vested.

(6) Includes an aggregate of 23,334 shares issuable upon exercise of non-qualified stock options granted to Ms. Richenberg, which shares Ms. Richenberg has the right to receive within 60 days. Does not include 3,666 shares issuable upon exercise of the options, which shares have not yet vested.

(7) Includes an aggregate of 116,666 shares issuable upon exercise of non-qualified stock options granted to Mr. Sahs, which shares Mr. Sahs has the right to receive within 60 days. Does not include 23,334 shares issuable upon exercise of the options, which shares have not yet vested.

(8) Includes 6,667 shares issuable upon exercise of a non-qualified stock option granted to 900 Midtown Investments, an investment partnership whose sole partners are Robert Brown, Ralph Code, Stephens Fowler, John Wilson, Richard Palumbo, Michael Howard, Howard Konar, Catherine Foerster, Kevin Wetmore, Sue Jacobson, James Metzler and Mr. Lockwood, which shares 900 Midtown Investments has the right to acquire within 60 days.

(9) Includes 128,094 shares owned beneficially and of record by Patricia L. Peek, wife of Mr. Peek, ownership of which shares Mr. Peek specifically disclaims. Includes 15,000 shares owned by Kacey L.

    Peek, Mr. Peek's daughter, and 15,000 shares owned by Jeremy C. Peek, Mr. Peek's son, both under the Uniform Gifts to Minors Act. Includes 102,007 shares by Wilson Enterprises, L.P. and 31,875 shares issuable upon exercise of a non-qualified stock option granted to Wilson Enterprises, L.P. of which Ralph L. Peek is a general partner, and an aggregate of 27,000 shares issuable upon exercise of a non-qualified stock option granted to Ralph L. Peek, all of which option shares Mr. Peek has the right to acquire within 60 days.

(10) Includes an aggregate of 37,625 shares issuable upon exercise of non-qualified stock options granted to Mr. Cahill, which shares Mr. Cahill has the right to acquire within 60 days.

(11) Includes 27,000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Fagenson, which shares Mr. Fagenson has the right to receive within 60 days. Does not include up to 75,000 shares issuable upon the exercise of outstanding warrants granted to Starr Securities, Inc. (the "Underwriter"), which warrant shares are beneficially owned by Robert Fagenson, a director of the Company, in Mr. Fagenson's capacity as a principal of the Underwriter.

(12) Includes 247,467 shares issuable upon conversion of the Company's Series A Preferred Stock, which the Trust has the right to receive within 60 days. Does not include an aggregate of 41,640 shares held by trusts for the children of Loren G. Ansley, or 47,256 shares reserved for issuance upon conversion of 47,256 Series A Preferred Shares held by those trusts.

(13) Includes 7,334 shares issuable upon exercise of non-qualified stock options granted to Mr. Kolcio, which shares Mr. Kolcio has the right to receive within 60 days. Does not include 4,666 shares issuable upon exercise of the options, which shares have not yet vested.

(14) As set forth in Schedule 13D (Amendment No. 2) filed with the SEC by Richard Sands, Robert Sands and CWC Partnership-I. Includes 120,369 shares owned beneficially and of record by Richard Sands, and 138,328 shares owned by L,R&R, an investment partnership of which Richard Sands, Robert Sands and CWC partnership-I are the partners; Mr. Sands disclaims beneficial ownership of 92,159 shares owned by L,R&R. Does not include 247,433 shares and 247,467 shares of the Company's Series A Preferred Stock, owned LIVA & Co. f/b/o The Q-Tip Trust of Jennifer L. Ansley, the beneficiary of which Trust is Mr. Sands' wife, but which shares he disclaims beneficial ownership of.

(15) Includes 9000 shares issuable upon exercise of a non-qualified stock option granted to Mr. Buza, which shares Mr. Buza has the right to receive within 60 days. Does not include 18,000 shares issuable upon exercise of the option, which shares have not yet vested. Does not include 370,657 shares owned by SB Motels Corp., an indirect wholly-owned subsidiary of Salomon Inc.

(16) Includes 1,000,000 shares reserved for issuance upon conversion of the Company's $7,500,000 Convertible Subordinated Debenture due July 2001.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    As of March 31, 1997 the directors and executive officers of the Company were as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
E. Anthony Wilson....................................          52   Chairman of the Board of Directors, President, Chief
                                                                    Executive Officer, and Director
Bruce A. Sahs........................................          52   Executive Vice President, Chief Operating Officer,
                                                                    Treasurer and Director of the Company
Ralph L. Peek........................................          48   Vice President and Director
Taras M. Kolcio......................................          31   Chief Financial Officer and Controller
Dawn M. Richenberg...................................          39   Vice President/Hotel Operations
E. Margaret Adams....................................          47   Vice President/Corporate/Investor Relations
Christopher B. Burns.................................          40   Vice President/Development
Michael Cahill.......................................          35   Director
Robert Fagenson......................................          48   Director
Alan S. Lockwood.....................................          44   Secretary

    All directors serve for a term of one year and until their successors are duly elected. All officers serve at the discretion of the Board of Directors.

    Messrs. Wilson, Cahill, Sahs, Peek, Buza and Fagenson are each nominees for the position of director of the Company to be voted upon at the 1997 Annual Meeting. For a brief description of their respective business experience during the past five years please refer to that portion of this Proxy Statement entitled "Election of Directors." A brief description of the business experience of Messrs. Kolcio, Burns and Lockwood and Mmes. Adams and Richenberg is presented here.

TARAS M. KOLCIO

CHIEF FINANCIAL OFFICER AND CONTROLLER

    Mr. Kolcio joined the Company as its Controller in June 1993, and in November 1996 was named Chief Financial Officer. Prior to that he was a senior accountant at Deloitte & Touche for six years. Mr. Kolcio received his Bachelor of Science degree in Business Administration from the University of Buffalo, and is licensed as a certified public accountant in the State of New York. Mr. Kolcio is a member of the New York State Society of Certified Public Accountants.

E. MARGARET ADAMS

VICE PRESIDENT/FRANCHISE ADMINISTRATION AND INVESTOR RELATIONS

    Ms. Adams is Vice President, Corporate/Investor Relations, and ensures smooth communication and relations between the Company and its remaining franchisees. She has also assumed the duties of maintaining relations with the Company's investors and shareholders. Ms. Adams has twenty-five years of experience in the international field of banking, contract administration, and documentation. She has worked with the Dai-Ichi Kangyo Merchant Bank in London, and American Express in southeastern England. From her arrival in the U.S. in 1977 until 1984, she was the International Liaison for MXR Innovations, Inc. From 1984 to 1988 she was International Coordinator for Nalge Co., a medical plastics company exporting to research facilities worldwide. In 1988, she joined Microtel. Her educational background includes academic studies at Bexleyheath College, London, and the New York State School of Industrial and Labor Relations (Cornell University).

CHRISTOPHER B. BURNS

VICE PRESIDENT/DEVELOPMENT

    Mr. Burns is responsible for real estate acquisition, hotel development and the acquisition and renovation of existing hotel facilities. Mr. Burns has worked in the hospitality industry for over 24 years, holding the positions of Director of Franchise Sales, Vice President of Hotel Operations, Food and Beverage Manager and General Manager for various hotel companies. He holds an Associates and Bachelor of Science degree in Hotel/Business Administration from the Rochester Institute of Technology.

DAWN M. RICHENBERG

VICE PRESIDENT/HOTEL OPERATIONS

    Ms. Richenberg is Vice President of Operations, overseeing the operations of all the Company's managed properties. Her responsibilities include insuring that Hudson's high property maintenance and operations quality standards are met. Ms. Richenberg received her degree in education at the State University of New York College at Buffalo and brings 13 years of hotel operations and management experience to the Company. She has worked for the Company for 8 years. She is a member of the New York State Hotel and Tourism Association and the American Hotel and Motel Association.

ALAN S. LOCKWOOD

SECRETARY

    Mr. Lockwood is a partner in the law firm of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP of Rochester, New York, which firm is general counsel to the Company. Mr. Lockwood specializes in corporate finance and has been affiliated with Boylan, Brown since 1978. He is a graduate of Cornell University School of Arts and Sciences and Cornell Law School. Mr. Lockwood has served as Secretary of the Company since its inception.

                             ELECTION OF DIRECTORS

- PROPOSAL NO. 1: Relating to the Election of Directors of the Company.

    A Board of Directors consisting of six (6) directors is proposed to be elected by the shareholders at the Annual Meeting, each director to hold office until the next Annual Meeting of shareholders or until the successor of the director is duly elected and qualified. The number of directors to be elected has been fixed by the Board of Directors pursuant to the Company's By-Laws.

    The Board of Directors recommends the election of the six (6) nominees named below. John P. Buza was named to the Board in November 1996; the remaining five
(5) nominees were elected as directors at the Company's 1996 annual meeting of shareholders. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but should any such nominee so notify the Company of the nominee's unavailability prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

    Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, proxies which are executed and returned to the Company prior to the Annual Meeting in the enclosed form will be voted FOR the election of each of the six (6) nominees named below. The proxy solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice therein. What follows is certain information relating to each of the nominees for director:

    E. ANTHONY WILSON, age 52, was a co-founder of the Company and has served as Chairman of the Board since its inception, and as Chief Executive Officer since January 1993. In 1984 he co-founded Hudson Hotels Corp. which was acquired by the Company in June 1992. In addition to his hotel experience, Mr. Wilson was a founder of S&W Restaurants, and of Mid-America Properties, which is the owner of eight Chi-Chi's Restaurants, and was a partner and developer of the Ocean Club, a 7,000 square-foot night club and restaurant, and Union Square, a theme restaurant. He has over 25 years experience in the hospitality and real estate industries as a developer, owner and manager. As General Partner of Wilson Enterprises, L.P. of Rochester, New York, he has developed over 2,000,000 square feet of office, warehouse, apartments and related facilities for tenants, including Xerox Corporation, Eastman Kodak, Rochester Telephone Corp., R.T. French, Champion Products, the United States Government and other national corporations. Mr. Wilson is an alumnus of the School of Business at Indiana University. He has served as the Chairperson of the Strong Memorial Hospital Children's Fund, and has been a Director of the First National Bank of Rochester, Erdle Perforating Corp., and the Rochester Family of Mutual Funds.

    MICHAEL CAHILL, age 35, has served as a director since the Company's inception in 1988. Mr. Cahill is the founder and president of Hospitality Real Estate Counselors, Inc., a hospitality consulting firm located in Thornton, Colorado. Prior to that, he was with Hospitality Valuation Services for ten years and held the title of Senior Vice President. Mr. Cahill is a graduate of the Cornell University School of Hotel Administration. His experience includes providing hotel-motel valuations, market studies, feasibility reports and investment counseling on a wide variety of hotel projects throughout the country. He maintains the MAI designation from the Appraisal Institute and the CHA designation from the American Hotel and Motel Association. Mr. Cahill is a frequent lecturer and author on matters concerning the hospitality industry. He is also a contributing editor to Lodging magazine, the official journal of the American Hotel and Motel Association.

    RALPH L. PEEK, age 48, is a general partner with E. Anthony Wilson of Wilson Enterprises, L.P. and he has been involved with the Company and has served as a director since its inception in 1988. (See the description of the involvement of E. Anthony Wilson, above). As of December 31, 1996 Mr. Peek was named Vice President of the Company. Mr. Peek is also a certified public accountant and received his degree from Rochester Institute of Technology.

    BRUCE A. SAHS, age 52, participated in the organization of the Company and has served as Chief Financial Officer from inception through December 1996. In its January 12, 1993 meeting, the Board elected Mr. Sahs to the position of Executive Vice President, Chief Operating Officer and Treasurer of the Company. Also in the January 12, 1993 meeting, Mr. Sahs was appointed to the Board to fill the vacancy created by the death of Loren G. Ansley. Prior to his employment with Hudson, Mr. Sahs was a partner in a Rochester based Certified Public Accounting firm, practicing public accounting since 1967, specializing in hotel and restaurant auditing controls and management services. Mr. Sahs received his degree from the Rochester Institute of Technology, is a Certified Public Accountant, as well as a Certified Hotel Administrator. He is also a member of the New York State Society of Certified Public Accountants.

    ROBERT FAGENSON, age 48, was first confirmed as a director of the Company in July, 1989. Mr. Fagenson has been the President of Fagenson & Co., Inc. since 1988 and has served since 1983 as a Vice President of Starr Securities, Inc., the firm which served as underwriter of the Company's initial public offering. Both entities are registered broker-dealers and members of the New York Stock Exchange. Mr. Fagenson is also a director of four other publicly traded companies--Autoinfo, Inc., Healthy Planet Products, Ltd., NV-Tech Biomed, Inc., and Rentway, Inc. Mr. Fagenson serves as a member of the Board of Directors of the New York Stock Exchange. He received a B.S. degree in finance and transportation from Syracuse University

    JOHN P. BUZA, age 36, was first nominated as a Director of the Company in November 1996 with the Company's purchase of 12 properties from affiliates of Salomon Brothers Inc. Mr. Buza joined Salomon Brothers in September 1986 and is a Director with responsibility for asset management and financial reporting for Firm Investments and all Salomon Benefit Plans. Mr. Buza has 9 years of real estate experience and has spent portions of the last five years working in the hotel industry. He was directly responsible for the financial restructuring, financing and renovation of the SB Motel Portfolio, which was purchased by the Company in November 1996. Since 1988, he has served on the Advisory Committee to two Trammell Crow real estate venture funds, which had over $2.5 billion of assets. Prior to joining Salomon Brothers, Mr. Buza worked four years for Touche & Ross & Co. Mr. Buza is licensed as a certified public accountant and is a member of the New Jersey State Society of CPAs. He is a graduate of Muhlenberg College, Allentown, PA, receiving a BA in Accounting/Business Administration.

    None of the Company's directors is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Company Act of 1940, as amended, except for Mr. Fagenson, as more fully stated above. There is no family relationship among any members of the Board of Directors or the executive officers or significant employees of the Company. The Board of Directors met four times during year ended December 31, 1996: Mr. Fagenson did not attend one meeting. At the present time the Company has no Nominating Committee. The Board has a Compensation Committee whose members are Mr. Buza and Mr. Fagenson, and an Audit Committee whose members are Mr. Buza and Mr. Fagenson. The Compensation Committee establishes the compensation of the Chief Executive Officer of the Company, reviews the recommendations of management regarding the compensation of other executive officers and administers the Company's Stock Option Plans. All directors and executive officers are elected to serve as directors and executive officers until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified.

    There are no arrangements or understandings between any director or executive officer and any other persons pursuant to which any such directors or executive officers was or is to be selected as a director or nominee for director.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Based solely upon its review for Forms 3 and 4 year ended December 31, 1996 and in reliance upon written representations regarding the necessity to file Form 5, and except as previously reported, the Company has determined that, to the best of its knowledge, no officer, director or shareholder required to file such form has failed to do so timely.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation for calendar 1994, 1995 and 1996 to the Company's Chief Executive Officer, officers who earned in excess of $100,000 and to all executive officers as a group.

                            CASH COMPENSATION TABLE

NAME OF INDIVIDUAL OR GROUP
  AND PRINCIPAL POSITION                                            YEAR     CASH (A) COMPENSATION  OPTIONS/SARS (#)
----------------------------------------------------------------  ---------  ---------------------  ----------------
E. Anthony Wilson, CEO..........................................       1996       $   222,471             100,000
                                                                       1995           122,166             100,000
                                                                       1994           120,000             100,000

Bruce A. Sahs, Executive V.P./COO...............................       1996       $   119,660              20,000
                                                                       1995            93,896              50,000
                                                                       1994            92,210              50,000

All Executive Officers as a Group
  (3 in 1996; 4 in 1995; 4 in 1994).............................       1996       $   405,016             122,000
                                                                       1995           385,189             160,000
                                                                       1994           337,152             200,000

------------------------

Note: Columnar information required by Item 402(a)(2) has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, any of the named Executives required to be reported in the table during calendar 1994, 1995 and 1996.

(a) In addition, the Company provides Mssrs. Wilson and Sahs with an automobile. Other than the cash compensation set forth in the table, none of the Executive Officers individually, nor the Executive Officers as a group, received non-cash benefits having a value exceeding $50,000, or 10% of their cash compensation.

    Beginning in January, 1993, non-management directors were paid $500 for each board meeting attended. At its April 22, 1997 meeting, the Board increased this to $1,000 for each meeting attended. Directors who are also full time employees are not paid directors' fees.

                               STOCK OPTION PLAN

    In December 1988, the Board of Directors of the Company adopted the Employee Stock Option Plan (herein referred to as the "Employee Stock Option Plan") under which 100,000 shares of the Company's Common Stock were reserved for issuance to officers, key employees and directors pursuant to the exercise of qualified stock options, nonqualified stock options and direct purchases of restricted stock. The Employee Stock Option Plan was approved by the shareholders of the Company at the Company's Annual Meeting in September, 1989. The Employee Stock Option Plan is administered by the Board of Directors. On October 1, 1990 the Board of Directors of the Company authorized, and option agreements under the Employee Stock Option Plan were executed, providing for the grant of options to a total of thirteen employees to acquire up to 100,000 shares in the aggregate of the Company's Common Stock at a purchase price of $3.75 per share. These options vest three years from the date of grant. As of December 31, 1996, options for 97,000 had been issued and options for 15,000 shares granted under the Employee Stock Option Plan had been exercised.

THE 1993 EMPLOYEE AND DIRECTOR STOCK OPTION PLANS

    In September 1993, the Company adopted the 1993 Employee Stock Option Plan and the 1993 Director Stock Option Plan. The Employee Plan provides for the grant of incentive and non-qualified stock options to selected employees and is administered by the Compensation Committee of the Board of Directors. The original Plan authorized the grant of options for 250,000 shares. On August 23, 1995, the Shareholders approved the issuance of an additional 300,000 shares pursuant to the Employee Stock Option Plan, and on May 13, 1996 the Shareholders approved the issuance of an additional 300,000 shares pursuant thereto. The Compensation Committee determines the individuals who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto. As of December 31, 1996, the Company had issued options to purchase 538,000 shares of Common Stock under the Non-Statutory Stock Option Plan, and 60,000 of those options have been exercised.

    The 1993 Director Stock Option Plan allows for the issuance of options to purchase up to 135,000 shares of Common Stock by Directors pursuant to the formula set forth in the plan. Options to purchase 108,000 under the 1993 Director Stock Option Plan had been granted as of December 31, 1996; none of these options have been exercised.

OTHER STOCK OPTIONS

    On September 29, 1993, the Shareholders approved the grant of an option to purchase 10,000 shares of Common Stock at $2.00 per share to Alan S. Lockwood, the Company's Secretary. Mr. Lockwood is also a partner in Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, the Company's attorneys. The option was granted to 900 Midtown Investments, an investment partnership in which Mr. Lockwood is a partner. As of December 31, 1996, options to purchase 3333 shares had been exercised.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

- PROPOSAL NO. 2: Approving the Appointment of Coopers & Lybrand, LLP as the Company's Independent Public Accountants for the year ending December 31, 1997.

    For the year ended December 31, 1996, the accounting firm of Bonadio & Co., LLP served as the independent public accountants of the company for the purpose of reporting on the audit of the company's financial statements. In March 1997, the Company solicited proposals from several accounting firms to serve as the Company's auditors in the future. After review of the responses to the request for proposals, the Board of Directors proposes the appointment of Coopers & Lybrand, LLP as the Company's independent public accountants for the year ending December 31, 1997. The appointment requires an affirmative vote of a majority of the total number of votes cast at the Annual Meeting, either in person or by proxy. In the absence of instructions to the contrary, proxies covering the Common Shares will be voted FOR the appointment of Coopers & Lybrand, LLP as the Company's independent public accountants for the year ending December 31, 1997. If the shareholders do not appoint Coopers & Lybrand, LLP, the selection of independent public account will be made by the Board of Directors, and Coopers & Lybrand, LLP may at that time be considered for such appointment.

In connection with this proposal:

   (a)(1)  (i)        The Company's former accountants, Bonadio & Co., LLP, were dismissed effective
                      April 22, 1997.
           (ii)       Bonadio & Co., LLP's reports on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was either such opinion modified as to uncertainty, audit scope, or accounting principles.
           (iii)      The decision to change accounts was adopted by the Audit Committee of the Board of Directors and by the full Board.
           (iv)       There were no disagreements with Bonadio & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
   (a)(2)             It is anticipated that Coopers & Lybrand, LLP will be engaged to serve as the
                      Company's principal accountants to audit its financial statements at the
                      Company's annual meeting, to be held on May 29, 1997. In connection with its solicitation for proposals, the Company did not consult with the new accountants regarding either (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, or (2) any disagreements with the
                      Company's prior accountants.

    A representative of Bonadio & Co., LLP and a representative of Coopers & Lybrand, LLP each is expected to be present at the Annual Meeting. This representative will be given an opportunity to make a statement if that person so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

                                 OTHER MATTERS

- PROPOSAL NO. 3: Authorizing Proxies to Vote Upon Certain Other Business.

    As of the date of this Proxy Statement, the Board of Directors knows of no other matters that are to be presented for consideration at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to any such matter in accordance with their judgment.

    Shareholders are requested to date, sign and return the proxy in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire; otherwise, your proxy will be voted for you.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In order for any shareholder proposal to be included in the Company's Proxy Statement to be issued in connection with the 1998 Annual Meeting of Shareholders, such proposal must be received by the Company no later than February 1, 1998.

    THE FINANCIAL STATEMENTS OF THE COMPANY AS THEY APPEARED IN THE ANNUAL REPORT OF THE COMPANY ON FORM 10-KSB FOR YEAR ENDED DECEMBER 31, 1996, TOGETHER WITH THE AUDITORS' REPORT, IS INCLUDED WITH THIS PROXY. A COMPLETE COPY OF THE COMPANY'S FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: HUDSON HOTELS CORPORATION, ONE AIRPORT WAY, SUITE 200, ROCHESTER, NEW YORK 14624, ATTENTION: CORPORATE SECRETARY.

                                          By order of the Board of Directors

                                          Alan S. Lockwood
                                          SECRETARY

Dated: April 25, 1997
Rochester, New York

                        HUDSON HOTELS CORPORATION

             Proxy Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints E. Anthony Wilson, Ralph L. Peek, Bruce
A. Sahs or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of HUDSON HOTELS CORPORATION (the "Company") to be held on May 29, 1997 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

                    (Continued and to be signed on reverse side)

/x/ Please mark your vote as in this example.

                      FOR       WITHHELD     Nominees: E. Anthony Wilcon                                  FOR   AGAINST    ABSTAIN
1. Election of        / /         / /                  Michael Cahill                                     / /     / /        / /
   Directors                                           Bruce A. Sahs
                                                       Ralph L. Peek
For, except vote withheld from the following nominees: Robert Fagenson
                                                       John P. Buza
                                                                       2. To consider and act upon a
                                                                          proposal to appoint Coopers
                                                                          & Lybrand, LLP as the
                                                                          Company's independent public
                                                                          accountants for the year
                                                                          ending December 31, 1997      / /     / /        / /

                                                                       3. To transact such other
                                                                          business as may properly
                                                                          come before the meeting or
                                                                          any adjournment or
                                                                          adjournemnts thereof.        / /      / /        / /

                                                                          PLEASE MARK, SIGN, DATE
                                                                          AND RETURN THIS PROXY CARD
                                                                          PROMPTLY IN THE ENCLOSED
                                                                          ENVELOPE.


SIGNATURE(S)_____________________________________________________ DATE:_______________________________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.